UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.___)

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Colony Bankcorp, Inc.
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COLONY BANKCORP, INC.
Post Office Box 989
115 South Grant Street
Fitzgerald, Georgia  31750

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
May 26, 2015

This proxy statement is furnished to the shareholders of Colony Bankcorp, Inc. in connection with the solicitation of proxies by its Board of Directors to be voted at the 2015 Annual Meeting of Shareholders and at any adjournments thereof (the “Annual Meeting”).  The Annual Meeting will be held on Tuesday, May 26, 2015, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia, at 2:00 p.m. local time.

The approximate date on which this proxy statement and the accompanying proxy card are first being sent or given to shareholders is April 24, 2015.

As used in this proxy statement, the terms Colony Bankcorp, Company, Colony, we, our and us all refer to Colony Bankcorp, Inc. and its subsidiary.

Notice Regarding The Internet Availability Of Proxy Materials

We have posted materials related to the 2015 annual meeting on the Internet.  The following materials are available on the Internet at http://materials.proxyvote.com/19623P:

▪	This proxy statement for the 2015 annual meeting,
▪	Colony’s 2014 annual report to shareholders, and
▪	Colony’s annual report on Form 10-K filed with the Securities and Exchange Commission.

VOTING

General

The securities which can be voted at the Annual Meeting consist of Colony Bankcorp’s $1.00 par value common stock (“Colony Bankcorp stock”), with each share entitling its owner to one vote on each matter submitted to the shareholders.  The record date for determining the holders of Colony Bankcorp stock who are entitled to notice of and to vote at the Annual Meeting is April 15, 2015.  On the record date, 8,439,258 shares of Colony Bankcorp stock were outstanding and eligible to be voted.

Quorum and Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of Colony Bankcorp stock is necessary to constitute a quorum at the Annual Meeting.  In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against” as well as all abstentions (including votes to withhold authority to vote) will be counted.

In voting for the proposal to elect seven directors (Proposal No. 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees.  The vote required to approve Proposal No. 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present.  Any other matter which may be submitted to shareholders at the meeting will be determined by a majority of the votes cast at the meeting, excluding abstentions, votes withheld, and broker non-votes, which will not be counted and will have no effect.

In voting on the proposal to approve the advisory (non-binding) vote on executive compensation (Proposal No. 2), you may vote for or against the proposal or abstain.  The proposal will be deemed approved if a majority of the votes cast at the meeting are voted for Proposal No. 2, excluding abstentions, votes withheld, and broker non-votes, which will not be counted and will have no effect.  The vote is advisory, and will not be binding upon the directors.

In voting on the proposal to approve an amendment to the Company’s bylaws (Proposal No. 3), you may vote for or against the proposal or abstain.  The proposal will be deemed approved if a majority of the votes cast at the meeting are voted for Proposal No. 3, excluding abstentions, votes withheld, and broker non-votes, which will not be counted and will have no effect.

As of March 15, 2015 our directors and executive officers held 1,086,658 shares of Colony Bankcorp stock, or approximately 12.88% of all outstanding stock, and we believe that all of those shares will be voted in favor of all proposals.

Proxies

All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given.  In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees.  You should specify your choices on the proxy card.  If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted “for” the proposals listed on the proxy card.  If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to our Secretary, Terry L. Hester, at 115 South Grant Street, Fitzgerald, Georgia 31750, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

All expenses incurred in connection with the solicitation of proxies will be paid by us.  Solicitation may take place by mail, telephone, telegram, or personal contact by our directors, officers, and regular employees of the Company without additional compensation.  The Annual Report of the Company for the year 2014, which includes the Audited Consolidated Financial Statements and accompanying Notes and Managements’ Discussion and Analysis of Financial Condition and Results of Operations, accompanies this proxy statement.

BUSINESS OF THE COMPANY

Colony Bankcorp, Inc. (the “Company”) is a Georgia business corporation which was incorporated on November 8, 1982.  The Company was organized for the purpose of operating as a bank-holding company under the Federal Bank-Holding Company Act of 1956, as amended, and the bank-holding company laws of Georgia.  On July 22, 1983, the Company, after obtaining the requisite regulatory approvals, acquired 100 percent of the issued and outstanding common stock of Colony Bank (formerly The Bank of Fitzgerald and Colony Bank of Fitzgerald), Fitzgerald, Georgia, through the merger of the Bank with a subsidiary of the Company which was created for the purpose of organizing the Bank into a one-bank holding company.  Since that time, Colony Bank has operated as a wholly-owned subsidiary of the Company.  The Company effected a merger of its subsidiary banks on August 1, 2008 into one surviving subsidiary bank, Colony Bank, while at the same time changing the name of the subsidiary bank, Colony Bank of Fitzgerald, to Colony Bank.

On April 30, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Wilcox (formerly Pitts Banking Company and Community Bank of Wilcox), Pitts, Wilcox County, Georgia in an all stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Wilcox was merged into Colony Bank effective August 1, 2008.

On November 1, 1984, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Ashburn (formerly Ashburn Bank), Ashburn, Turner County, Georgia for a combination of cash and interest-bearing promissory notes.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Ashburn was merged into Colony Bank effective August 1, 2008.

On September 30, 1985, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank of Dodge County (formerly The Bank of Dodge County), Eastman, Dodge County, Georgia in an all stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank of Dodge County was merged into Colony Bank effective August 1, 2008.

On July 31, 1991, the Company acquired 100 percent of the issued and outstanding common stock of Colony Bank Worth (formerly Worth Federal Savings and Loan Association and Bank of Worth), Sylvester, Worth County, Georgia in a cash and stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Worth was merged into Colony Bank effective August 1, 2008.

On November 8, 1996, the Company organized Colony Management Services, Inc. to provide support services to each subsidiary.  Services include loan and compliance review, internal auditing and data processing.  Colony Management Services, Inc. operated as a wholly-owned subsidiary of the Company until Colony Management Services, Inc. was merged into Colony Bank effective August 1, 2008.

On November 30, 1996, the Company acquired 100 percent of Colony Bank Southeast (formerly Broxton State Bank), Broxton, Coffee County, Georgia in an all stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Southeast was merged into Colony Bank effective August 1, 2008.

On March 2, 2000, Colony Bank Ashburn purchased the capital stock of Colony Mortgage Corp (formerly Georgia First Mortgage Company) in a business combination accounted for as a purchase.  Colony Mortgage Corp is primarily engaged in residential real estate mortgage lending in the state of Georgia.  Colony Mortgage Corp operated as a subsidiary of Colony Bank effective with the August 1, 2008 merger until October 1, 2012 when the corporation was dissolved.

On March 29, 2002, the Company acquired 100 percent of Colony Bank Quitman, FSB (formerly Quitman Federal Savings Bank), Quitman, Brooks County, Georgia in a cash and stock transaction.  Since the date of acquisition, the Bank operated as a wholly-owned subsidiary of the Company until Colony Bank Quitman, FSB was merged into Colony Bank effective August 1, 2008.

On March 19, 2004, Colony Bank Ashburn purchased Flag Bank – Thomaston Office in a business combination accounted for as a purchase.  Since the date of acquisition, the Thomaston office operated as a branch office of Colony Bank Ashburn until August 1, 2008 when it became a branch office of Colony Bank.

On June 17, 2004, Colony formed Colony Bankcorp Statutory Trust III for the purpose of establishing a special purpose entity to issue trust preferred securities.

On April 13, 2006, Colony formed Colony Bankcorp Capital Trust I for the purpose of establishing a special purpose entity to issue trust preferred securities.

On March 12, 2007, Colony formed Colony Bankcorp Capital Trust II for the purpose of establishing a special purpose entity to issue trust preferred securities.  Proceeds from this Trust were used to pay off trust preferred securities issued on March 26, 2002 through Colony Bankcorp Statutory Trust I.

On September 14, 2007, Colony formed Colony Bankcorp Capital Trust III for the purpose of establishing a special purpose entity to issue trust preferred securities.  Proceeds from this Trust were used to pay off trust preferred securities issued on December 19, 2002 through Colony Bankcorp Statutory Trust II.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  The Company conducts a general full service commercial, consumer and mortgage borrowing business through twenty-nine offices located in the central, south and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins.

Because Colony Bankcorp, Inc. is a bank-holding company, its principal operations are conducted through its subsidiary bank.  It has 100% ownership of its subsidiary and maintains systems of financial, operational and administrative controls that permit centralized evaluation of the operations of the subsidiary bank in selected functional areas including operations, accounting, marketing, investment management, purchasing, human resources, computer services, auditing, compliance and credit review.

Responsibility for management of the bank remains with its respective Board of Directors and officers.  Services rendered by the Company are intended to assist bank management and to expand the scope of available banking services.

Colony Bankcorp, Inc. common stock is quoted on the NASDAQ Global Market under the symbol “CBAN”.

EMPLOYEES

As of December 31, 2014, Colony Bankcorp, Inc. and its subsidiaries employed 311 full-time employees and 9 part-time employees.

Proposal No. 1
Election of Directors

Our Board of Directors consists of eight members, six of whom are non-employee directors.  The Company’s bylaws provide that the Board of Directors shall consist of not less than three nor more than twenty-five persons, with the exact number to be fixed and determined from time to time by resolution of the Board of Directors, or by resolution of the shareholders at any annual or special meeting of shareholders.

Edward J. Harrell announced his retirement as Director of Colony Bankcorp, Inc. effective August 19, 2014.  Mr. Harrell served as a director since December 2002 and as Vice Chairman from May 2008 until June 2013.  The Company is much appreciative of his dedication and service.

In addition, Davis W. King, Sr. will reach mandatory retirement age in 2015 and as such will not be included as a nominee this year.  The Company is appreciative of the years he served and his contribution as a director.

The Board of Directors has voted that the Board consist of seven members for the Company’s ensuing fiscal year.

The Nomination Committee, consisting of independent directors B. Gene Waldron, Jonathan W.R. Ross and Mark Massee, recommended to the full Board a slate of directors for consideration in the shareholders proxy for the Annual Meeting.  The Board of Directors, based on the Nomination Committee recommendations, has nominated the following persons for submission to the shareholders for election for a one-year term expiring at the 2016 annual meeting:

Scott L. Downing	Mark H. Massee
M. Frederick Dwozan, Jr.	Jonathan W. R. Ross
Terry L. Hester	B. Gene Waldron
Edward P. Loomis, Jr.

Each of the nominees is currently a director.

The Board of Directors recommends that you vote “FOR” the proposal to elect the seven nominees names above.

Each of the nominees has consented to serve if elected.  If any nominee should be unavailable to serve for any reason, the Board may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located, or reduce the number of directors.

Information as of December 31, 2014 about each of the nominees is set forth below.  Their ownership of Colony Bankcorp stock is set forth in the table on page thirteen.

Directors and Nominees

Scott L. Downing.  Mr. Downing, age 43, is the President of SDI Investments.  Mr. Downing is very active in community affairs and is currently serving as Vice Chair ACCG for Economic Development, Ben Hill County Commissioner and Hospital Foundation Board Member.  He previously served as a Director of the Colony Bank Fitzgerald charter until the merger in 2008 and presently serves as an advisory board member of Colony Bank Fitzgerald office since 2008.  Mr. Downing has been a Director of Colony Bankcorp since January 2012.

The Board of Directors believes that Mr. Downing’s broad business background dealing with regulatory issues and bank board experience will provide invaluable expertise in oversight and setting policy for the company and makes him an excellent candidate for Director of the Company.

M. Frederick Dwozan, Jr.  Mr. Dwozan, age 65, is the President/CEO/Owner of Hospice Care Options, I.V. Care Options, D&B Homecare, and Prescription Shop.  These entities provide care to critically ill patients with home IV therapy, nutritional support, pain and disease management, hospice care, and medical equipment in 68 Georgia counties.  He previously served as a Director of Colony Bank Dodge until the merger in 2008 and presently serves as an advisory board member of Colony Bank Dodge office since 2008.  Mr. Dwozan has been a Director of Colony Bankcorp since January 2012.

The Board of Directors believes that Mr. Dwozan’s broad business and bank board experience will provide invaluable expertise in oversight and setting policy for the company and makes him an excellent candidate for Director of the Company.

Terry L. Hester.  Mr. Hester, age 60, has been Executive Vice President and Chief Financial Officer of Colony Bankcorp since June 1994 and Secretary of Colony Bankcorp since May 2003.  He also served as Acting President and Chief Executive Officer from June 1993 to June 1994 and has served as Treasurer since 1982.  Mr. Hester has served as a Director of Colony Bank since the Company merger in August 2008.  He previously served as a Director of Colony Bank Wilcox and Quitman charters until the merger in 2008 and presently serves as an advisory board member of Colony Bank Wilcox and Quitman offices since 2008.  Mr. Hester has been a Director of Colony Bankcorp since March 1990.

The Board of Directors believes that Mr. Hester’s experience as an accountant and his experience in the banking industry makes him an excellent candidate for Director of the Company.

Edward P. Loomis, Jr. Mr. Loomis, age 61, has served as President and Chief Executive Officer of the Company since May 2012.  Mr. Loomis is an experienced executive officer and has over thirty years of experience in the banking industry.  From 2005 to 2006, Mr. Loomis served as the Interim President and Chief Executive Officer of Rivoli Bank & Trust located in Macon, Georgia.  He served from 2008 to 2009 as the Chief Operating Officer of Atlantic Southern Bank located in Macon, Georgia.  From 2009 to 2011, Mr. Loomis served as Atlantic Southern Bank’s President and Chief Executive Officer.  Mr. Loomis has served as a Director of Colony Bank since May 2012.  Mr. Loomis has been a Director of Colony Bankcorp since May 2012.

The Board of Directors believes that Mr. Loomis’ background in executive leadership roles and his experience in the banking industry makes him an excellent candidate for Director of the Company.

Mark H. Massee.  Mr. Massee, age 61, is President of Massee Builders, Inc.  This commercial building construction firm has operated since 1978, of which, Mr. Massee has been affiliated the past thirty-six years.  Mr. Massee presently serves as Mayor of the City of Fitzgerald.  He has served as Director of Colony Bank since 1996.  Mr. Massee has been a Director of Colony Bankcorp since February 2007 and has served as Vice Chairman of the Board since June 2013.

The Board of Directors believes that Mr. Massee’s experience in commercial real estate and management makes him an excellent candidate for Director of the Company.

Jonathan W.R. Ross.  Mr. Ross, age 51, is President of Ross Construction Company, a heavy highway commercial construction company that Mr. Ross has operated the past thirteen years.  Mr. Ross has served as a Director of Colony Bank since the Company merger in August 2008.  He previously served as a Director of the Colony Bank Worth charter until the merger in 2008 and presently serves as an advisory board member of Colony Bank Sylvester office since 2008.  Mr. Ross has been a Director of Colony Bankcorp since May 2007.

The Board of Directors believes that Mr. Ross’ business and management experience makes him an excellent candidate for Director of the Company.

B. Gene Waldron.  Mr. Waldron, age 55, is the Owner of Deep South Farm Center, LLC, President of Tri-County Gin, Inc., President of Deep South Peanut, Inc. and President of Waldron Enterprises, Inc.  He has been involved in agri-business the past thirty-four years.  Mr. Waldron has served as a Director of Colony Bank since the company merger in August 2008.  He previously served as a Director and Chairman of the Board of the Colony Bank Southeast charter until the merger in 2008 and presently serves as an advisory board chairman of Colony Bank Douglas office since 2008.  Mr. Waldron has been a Director of Colony Bankcorp since April 2002 and has served as Chairman of the Board since January 2012.

The Board of Directors believes that Mr. Waldron’s agri-business experience makes him an excellent candidate for Director of the Company.

Each director serves until the Annual Meeting following his election or until such later time as his successor is elected and qualifies or there is a decrease in the number of directors.

Executive Officers

Edward P. Loomis, Jr., Terry L. Hester, Henry F. Brown, Jr., M. Eddie Hoyle, Jr. and Lee A. Northcutt were the named executive officers of Colony Bankcorp, Inc. during 2014.  Messrs. Loomis and Hester were previously reported on as nominee for election as directors.

Mr. Brown presently serves as Executive Vice President and Chief Credit Officer of the Company since December 2011.  He has served as Senior Credit Administrator and Regional Credit Officer since the Company merger in August 2008.  He served as Vice President from 2002 – 2008 overseeing loan review administration and has been employed with the Company since 1996.

Mr. Hoyle has served as Executive Vice President and West Regional Banking Executive Officer since June 2011.  He has been employed with the Company since February 2011.  Prior to joining the Company, Mr. Hoyle was employed by Habersham Bank for approximately 10 years and most recently served as Senior Vice President/Commercial Lending.  He has been in the banking industry since March 1979.

Mr. Northcutt has served as Executive Vice President and East Regional Banking Officer since December 2009.  He previously served as an executive officer with Farmers and Merchants Bank, Lakeland, Georgia from 2003 to December 2009 and as City President of Main Street Bank, Covington, Georgia from 2000 to 2003.  He has approximately thirty-six years banking background.

Messrs. Brown, Hoyle and Northcutt were employees during 2014.  Pursuant to Securities and Exchange Commission executive compensation disclosure requirements, Messrs. Loomis, Hester, Brown, Hoyle and Northcutt are included in the Company’s 2014 Summary Compensation Table.

Executive officers do not hold office for a fixed term but may be removed by the Board of Directors with or without cause.  As of December 31, 2014, the Company did not have any employment or change-in-control agreements with any of the named executive officers.  On March 27, 2015, the Company entered into retention agreements with each of the named executive officers, the material terms of which are described in the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2015.

Governance of the Company

Our Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity.  Colony Bankcorp, through its Board of Directors and management, has long sought to meet the highest standards of corporate governance.  The Board has adopted and adheres to corporate governance guidelines which the Board and senior management believe promotes this purpose, are sound and represent best practices.  We continually review these governance practices, Georgia law (the state in which we are incorporated), the rules and listing standards of the NASDAQ Stock Market, and the Securities and Exchange Commission (“SEC”) regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has eight members, six of whom meet the NASDAQ standard for independence.  Only independent directors serve on our Audit Committee, Governance Committee, Compensation Committee and Nomination Committee.

In June 2014 the Board of Directors re-appointed B. Gene Waldron as Chairman, a position Mr. Waldron has held since January 2012.  In this capacity Mr. Waldron has frequent contact with Mr. Loomis and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board.  The Board of Directors has determined that Mr. Waldron meets the rules of NASDAQ standard for independence.

In assessing potential directors for our Board, we look for candidates who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment.  A director candidate should also have demonstrated superior performance or accomplishments in his or her professional undertakings.

Our Board of Directors conducts regular meetings, generally on a monthly basis, and also conducts some of its business through the six committees described below.  Our Board of Directors met twelve times during the year and each director attended at least 75% of the meetings of the full Board and of the committee or committees on which he serves.

Leadership Structure of the Board

In accordance with the Company’s Bylaws, the Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons.  Currently, B. Gene Waldron serves as both Chairman of the Company and the Bank and Edward P. Loomis, Jr. serves as both President and Chief Executive Officer of the Company and the Bank.  The Board of Directors believes that separating the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy and provides an effective leadership model for the Company.  In light of the active involvement by all independent directors, the Board of Directors has not specified a lead independent director at this time.  The Board of Directors believes that the current structure of the Board of Directors is appropriate to effectively manage the affairs of the Company and the best interests of the Company’s stockholders.

Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company and the Bank.  This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below, but the full Board has retained responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company and the Bank.

Committees of the Board of Directors

The Executive Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Executive Committee is to conduct necessary business and make decisions on behalf of the full Board between regular Board meetings.  Mr. Loomis, Mr. Waldron, Mr. Downing, Mr. Ross, and Mr. Massee were members of this committee during the year.  The committee met several times during the year.

The Compensation Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Compensation Committee is to ensure that the Chief Executive Officer, other executive officers and key management of the Company are compensated effectively in a manner consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and any requirements of appropriate regulatory bodies, to establish guidelines and oversee the administration of executive compensation plans and arrangements as well as certain employee benefit plans and to recommend any changes to the Director’s compensation package.  The Compensation Committee does not use the services of a compensation consultant.  The Chief Executive Officer makes recommendations to the Compensation Committee on executive compensation except for his own compensation.  The Compensation Committee does not delegate its authority to other persons or groups.  Mr. Harrell, Mr. Waldron, Mr. Massee and Mr. Ross were members of this committee during the year.  As of December 31, 2014, the members of the Compensation Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ.  The committee met three times during the year.  The Compensation Committee operates under the Corporate Governance Charter which was provided in the 2013 Proxy Statement as Exhibit B.  The Charter was not amended in 2014.  The Corporate Governance Charter is not available on the Company’s website.

The Governance Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Governance Committee is to take a leadership role in shaping the corporate governance of the Company, to develop and recommend to the Board a set of corporate governance guidelines and to address committee structure and operations.  Mr. Harrell, Mr. Dwozan, Mr. Ross and Mr. Waldron were members of this committee during the year.  As of December 31, 2014 the members of the Governance Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the rules of NASDAQ.  The committee met one time during the year.  The Corporate Governance Charter was provided in the 2013 Proxy Statement as Exhibit B.  The Charter was not amended in 2014.

The Asset-Liability Management Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Asset-Liability Management Committee is to monitor all aspects of the Company’s Asset/Liability Management functions as set forth in Colony Bankcorp, Inc. Asset/Liability Management Policy.  Mr. Hester, Mr. Dwozan, Mr. King and Mr. Waldron were members of this committee during the year.  The committee met four times during the year.

The Nomination Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Nomination Committee is to make recommendations to the Board on qualifications and selection criteria for Board members and review the qualifications of potential candidates for the Board and to make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders.  Mr. Ross, Mr. Harrell, Mr. Waldron and Mr. Massee were members of this committee during the year.   Each of the members of the Committee was deemed independent as defined in the listing standards of NASDAQ.  The Committee operates under the Corporate Governance Charter, which was provided in the 2013 Proxy Statement as Exhibit B.  The Charter was not amended in 2014.  The Charter is not currently available on the Company’s website.  The Committee does not currently have a policy or process for identifying and evaluating nominees.  However, in addition to meeting the qualification requirements set forth by the Georgia Department of Banking & Finance, a possible director-candidate must also meet the following criteria to be considered by the Nominating Committee:  independence; highest personal and professional ethics and integrity; willing to devote sufficient time to fulfilling duties as a Director; impact on the diversity of the Board’s overall experience in business, government, education, technology and other areas relevant to the Company’s business; impact on the diversity of the Board’s composition in terms of age, skills, ethnicity and other factors relevant to the Company’s business; and number of other public company boards on which the candidate may serve (generally, should not be more than three public company boards in addition to the Company).  The Committee does not currently have a policy with regard to the consideration of any director candidates recommended by shareholders.  The Board of Directors has determined such a policy has been unnecessary in the past and will charge the Nomination Committee to evaluate the appropriateness of developing such a policy in the coming year.  The committee met one time during the year.

The Audit Committee is appointed by the Chairman of the Board of Directors of the Company, subject to election by the full Board.  The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities for the Company’s accounting and financial reporting processes and audits of the financial statements of the Company by monitoring the integrity of the Company’s financial statements, the independence and qualifications of its external auditor, the Company’s system of internal controls, the performance of the Company’s internal audit process and external auditor and the Company’s compliance with laws, regulations and the Directors and Senior Financial Officers Code of Ethical Conduct and the Code of Conduct.  Mr. Waldron, Mr. Massee, Mr. Downing, Mr. King and Mr. Ross were members of this committee during the year.  As of December 31, 2014, the members of the Audit Committee met the independence requirements of the Company’s Corporate Governance Guidelines and the Rules of NASDAQ.  The committee met eleven times during the year.

Audit Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was provided in the 2013 Proxy Statement as Exhibit A.  The Charter is not available on the Company’s website.  The Board of Directors reviews and approves changes to the Audit Committee charter annually.  The Charter was not amended in 2014.

Independence of Audit Committee Members

The Company’s Audit Committee is comprised of Mark H. Massee, B. Gene Waldron, Jonathan W.R. Ross, Scott L. Downing and Davis King, Sr.  Each of these members meets the requirements for independence as defined by the applicable listing standards of NASDAQ and SEC regulations applicable to listed companies.  In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the rules of NASDAQ standard of having accounting or related financial management expertise.  Mr. Massee was elected the financially sophisticated individual on the Audit Committee in lieu of naming a “financial expert”.

The Audit Committee does not include a financial expert as defined by the Sarbanes Oxley Act of 2002 and the Company has not named a financial expert because the Board of Directors has determined the financial acumen of each member of the Audit Committee to be very strong and capable of satisfactorily discharging their duties and responsibilities to the Board of Directors and the shareholders.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s 2014 audited consolidated financial statements.

•	The Committee has reviewed and discussed the Company’s 2014 audited consolidated financial statements with the Company’s management;

•	The Committee has discussed with the independent auditors, McNair, McLemore, Middlebrooks, & Co., LLC, the matters required to be discussed by Auditing Standard 16, Communications with Audit Committees, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

•	The Committee has received written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence and discussed with the auditors the auditors’ independence from the Company and its management; and

•	Based on review and discussions of the Company’s 2014 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s 2014 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

March 10, 2015	AUDIT COMMITTEE:

	B. Gene Waldron	Jonathan W.R. Ross
	Scott L. Downing	Davis King, Sr.
Mark H. Massee

Stock Ownership

Security Ownership of Certain Beneficial Owners

As of March 15, 2015, the Company’s records and other information from outside sources indicated the following were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock:

Name and Address	Shares Beneficially Owned	Percent of Class

Robert Sidney Ross (1)	1,174,139	13.91%
P.O. Box 644
Ocilla, Georgia 31774

B. Gene Waldron	623,884	7.39%
P.O. Box 1265
Douglas, Georgia 31534

(1) Includes 934,558 shares held by Robert Sidney Ross; 99,771 shares held by Ross of Georgia, Inc.; and 139,302 shares held by family trusts and 508 shares held by spouse.  Mr. Ross disclaims beneficial ownership of those shares held by family trusts and held by spouse.

Directors and Executive Officers

The following table sets forth information as of March 15, 2015 regarding the ownership of Colony Bankcorp stock by each Colony Bankcorp director (including nominees for director) and by the named executive officers of Colony Bankcorp and its subsidiaries, and by all directors and executive officers as a group.

Name	Shares Beneficially Owned (1)	Percent of Class
Scott L. Downing	9,308	0.11%
Director

M. Frederick Dwozan, Jr.	27,904	0.33%
Director

Terry L. Hester	127,179	1.51%
Director; Executive Officer

Davis W. King, Sr.	22,815	0.27%
Director

Edward P. Loomis, Jr. . . .	40,000	0.47%
Director; Executive Officer

Mark H. Massee	25,250	0.30%
Director

Jonathan W.R. Ross	188,145	2.23%
Director

B. Gene Waldron	623,884	7.39%
Director

Henry F. Brown, Jr.	8,597	0.10%
Executive Officer

M. Eddie Hoyle, Jr.	3,576	0.04%
Executive Officer

Lee A. Northcutt	10,000	0.12%
Executive Officer

All directors and executive officers as a group (11 persons)	1,086,658	12.88%

(1)	Includes shares owned by spouses and minor children of officers and directors, as well as shares owned by trusts or businesses in which officers and directors have a significant interest. The information contained herein shall not be construed as an admission that any such person is, for purposes of Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities not held of record by that person or entity.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by cash of the named executive officers for the fiscal years ended December 31, 2014, 2013 and 2012.

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Edward P. Loomis, Jr.	2014	$263,942	$--	$--	$--	$20,376	$284,318
President and Chief Executive	2013	$247,308	--	--	--	12,582	259,890
Officer of the Company	2012	$146,057	--	--	--	8,011	154,068

Terry L. Hester	2014	$201,340	$--	$--	$--	$19,310	$220,650
Executive Vice President	2013	184,335	--	--	--	14,545	198,880
and Chief Financial	2012	177,750	--	--	--	17,306	195,056
Officer of the Company

Henry F. Brown, Jr.	2014	$135,219	$--	$--	$--	$4,625	$139,844
Executive Vice President,	2013	126,231	--	--	--	564	126,795
Chief Credit Officer and	2012	114,615	--	--	--	168	114,783
Regional Credit Officer

M. Eddie Hoyle, Jr.	2014	$161,826	$--	$--	$--	$8,661	$170,487
Executive Vice President	2013	151,385	--	--	--	2,888	154,273
and West Regional Executive	2012	146,538	--	--	--	2,880	149,418
Banking Officer

Lee A. Northcutt	2014	$159,802	$--	$--	$--	$9,041	$168,843
Executive Vice President	2013	149,385	--	--	--	3,315	152,700
and East Regional Executive	2012	144,192	--	--	--	3,152	147,344
Banking Officer

(1)      Amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2014, in accordance with stock grant awards pursuant to Colony Bankcorp, Inc.
2004 Restricted Stock Grant Plan.

(2)     Amount shown reflects for each named officer:
•	401(k) contributions allocated by the Company to each of the named executive officers pursuant to Colony Bankcorp, Inc. 401(k) Plan (see below for more fully described plan); and
•
The value attributable to life insurance benefits, personal use of Company-provided automobiles, country  club membership, director fees, and dividend income (see below for a more full description of benefits  under the heading “Perquisites and Other Benefits”).

Employment and Change-in-Control Agreements

As of December 31, 2014, the Company did not have any employment or change-in-control agreements with any of the named executive officers.  On March 27, 2015, the Company entered into retention agreements with each of the named executive officers, the material terms of which are described in the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2015.

Long-Term Equity Stock Award

In 2004, the Board of Directors adopted and the shareholders approved the Colony Bankcorp, Inc. 2004 Restricted Stock Grant Plan.  The plan enables our Board of Directors, or a committee thereof, to grant up to 143,500 shares of Colony Bankcorp, Inc. common stock to key officers and employees of Colony Bankcorp, Inc. and our subsidiary.  The purpose of this plan is to attract, retain and develop strong management as the Company continues to expand, and to induce key individuals who render services that contribute materially to our success to remain with us for the long-term.  Shares granted vest over a three year period.  During the three year vesting period and under conditions set forth in Colony Bankcorp Inc.’s 2004 Restricted Stock Grant Plan, the shares are subject to forfeiture.  In the event of a change in control of the Company, as defined in the Plan, all unvested stock grants immediately become fully vested.

The Restricted Stock Grant Plan assists the Company to:
•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;
•	provide an opportunity for increased equity ownership by executives; and
•	maintain competitive levels of total compensation.

The Compensation Committee (the “Committee”) recommended for the Board of Director’s approval that no stock grant awards be awarded for fiscal year 2014.  The primary focus of the Committee is to retain key individuals and to increase equity ownership by executives with the stock grant awards.  The compensation committee is motivated to keep our executive compensation packages competitive with peer companies.  The compensation committee reviews, at least annually, the peer company disclosures regarding executive compensation in order to ensure that our overall compensation package compares favorably.  One of the areas monitored is stock option plans or in our case a stock grant award plan.  The CEO works daily with executive officers and top level officers and offers his input each year as to recommendations for stock awards based on the executive officers and top level officers’ production and performance to the overall company strategy.  The recommendation is for named executives other than himself and the CFO.  Stock awards for the CEO and CFO are determined and set by the compensation committee, while awards for the other named executive officers and top level officers are considered upon the recommendation of the CEO.  The CEO makes no recommendations in regard to his compensation.  It was deemed prudent by the compensation committee to not grant any 2014 stock grant awards.

Colony Bankcorp, Inc. 401(k) Plan

The Company has adopted a 401(k) Plan which provides for the Board of Directors to make a discretionary contribution to the 401(k) Plan out of profits in an amount not to exceed 10 percent of the total annual eligible compensation of the employees eligible to participate in the plan.  Employees are eligible for a Company contribution after completion of one year of service.  The contribution by the Company is allocated among the participants based on participant’s total eligible compensation.  The employee’s interest vests over a period of six years.

The Committee recommended for the Board of Director’s approval that the level of funding for fiscal year 2014 be set at 3.00 percent of eligible compensation.  The Committee based their recommendation to set the level at 3.00 percent based on the increase in net income available for shareholders increasing to $4.8 million in 2014 compared to $3.1 million in 2013.  The Company did not make a contribution for fiscal year 2013.

Each of the named executive officers for fiscal year ended December 31, 2014 received the following 401(K) contribution:

Name	Amount
Edward P. Loomis, Jr.	$7,800
Terry L. Hester	6,112
Henry F. Brown, Jr.	4,073
M. Eddie Hoyle, Jr.	4,966
Lee A. Northcutt	4,918

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are provided use of company automobiles, membership in country clubs, term life insurance coverage and director fees as part of their perquisites and other benefits.  Detailed below is an analysis of 2014 perquisites and other benefits for fiscal year ended December 31, 2014.

Name	Company Vehicle		Term Life Insurance		Country Club Membership	Director Fees
Edward P. Loomis, Jr.	$192	(1)	$1,584	(2)	$--	$10,800
Terry L. Hester	1,366	(1)	1,032	(2)	--	10,800
Henry F. Brown, Jr.	--		552	(2)	--	--
M. Eddie Hoyle, Jr.	2,663	(1)	1,032	(2)	--	--
Lee A. Northcutt	3,091	(1)	1,032	(2)	--	--

(1)	This represents dollar value as calculated in accordance with IRS guidelines on personal use of company automobile provided to named executive officers.

(2)	This represents dollar value as calculated in accordance with IRS guidelines on term life insurance provided to named executive officers.

Perquisites and other personal benefits for fiscal year ended December 31, 2014 are included in the All Other Compensation column of the 2014 Summary Compensation Table above.

The Committee takes into consideration the overall compensation package in making their decisions regarding the various elements of the package.  The Committee views the most significant elements of the compensation package to be base salary, performance-based cash incentive payout, stock grant awards and the profit sharing contribution.  Perquisites and other personal benefits are common place for executives in the banking industry and compare favorably to other peer companies.  The Committee determined that the Company’s executive compensation is competitive with the peer companies.

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward P. Loomis, Jr.	--	$--	--	$--
Terry L. Hester	--	--	--	--
Henry F. Brown, Jr.	--	--	--	--
M. Eddie Hoyle, Jr.	--	--	--	--
Lee A. Northcutt	--	--	--	--

The Company does not have a stock option plan, thus no disclosure for any option awards.

DIRECTOR COMPENSATION

The Company uses cash incentive compensation to attract and retain qualified candidates to serve on the Board.  In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

For fiscal year ended December 31, 2014, members of the Board (except the Chairman and Vice Chairman) received $900 for each monthly board meeting attended ($800 each month not in attendance) and $200 monthly for each committee that the director serves.  The Chairman received $1,400 and the Vice Chairman received $950 for each monthly board meeting attended in addition to the monthly committee fees.  The Chairman and Vice Chairman receive $1,300 and $850, respectively, each month not in attendance.  Directors who are employees of the Company do not receive any committee fees.

2014 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott L. Downing	21,900	--	--	--	--	--	21,900
M. Frederick Dwozan	22,445	--	--	--	--	--	22,445
Edward J. Harrell	13,900	--	--	--	--	--	13,900
Davis W. King, Sr.	22,045	--	--	--	--	--	22,045
Mark H. Massee	29,800	--	--	--	--	--	29,800
Jonathan W.R. Ross	26,430	--	--	--	--	--	26,430
B. Gene Waldron	40,830	--	--	--	--	--	40,830

Subsidiary Director Compensation

Directors of the Company also receive compensation for attending local advisory board meetings as follows:

Directors who are not employees of Colony Bank receive $400 for each local advisory board meeting attended.

Colony Bank, wholly-owned subsidiary, has deferred compensation plans covering certain former directors and certain officers choosing to participate through individual deferred compensation contracts.  In accordance with terms of the contracts, the Bank is committed to pay the directors deferred compensation over a specified number of years, beginning at age 65.  In the event of a director’s death before age 65, payments are made to the director’s named beneficiary over a specified number of years, beginning on the first day of the month following the death of the director.

Liabilities accrued under the plans totaled $845,192 as of December 31, 2014.  Benefit payments under the contracts were $112,605 in 2014.  Provisions charged to operations totaled $69,653 while income recognized on plan assets was $167,911, thus a net gain for calendar year 2014 of $98,258.  No current directors of Colony Bankcorp, Inc. or Colony Bank participate in the deferred compensation plans.

Transactions with the Company

Loans.  The Company’s directors and officers from time to time have borrowed funds from the Company’s subsidiary for various business and personal reasons.  Such loans are made in strict compliance with state and Federal statutes and regulations of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.  Such loans were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with persons not related to the lender; and did not involve more than normal risk of collectibility or present other unfavorable features.

As of December 31, 2014, certain officers, executive officers, directors, and companies in which they are an executive officer or partner or in which they have a 10% or more beneficial interest, were indebted to the bank in the aggregate amount of $3,233,949.  Such loans were (1) made in the ordinary course of business; (2) were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons; and (3) did not involve more than normal risk of collectibility or present other unfavorable features.

The Company and its subsidiaries utilized the services of Martin Snow, LLP during 2014.  Mr. Edward J. Harrell was a director of the Company until his retirement in August 2014 and a partner in that law firm.

Legal Proceedings

There are no “material” pending legal proceedings, other than ordinary routine litigation incidental to the business of the Company, to which the Company or its subsidiary is a party or of which any of their property is subject.  Material proceedings are defined as claims for damages where the amount involved, exclusive of interest and cost, exceeds ten percent of the current assets of the Company and its subsidiary on a consolidated basis.

During the previous ten (10) years, no director, person nominated to become a director, or executive officer of the Company was the subject of a legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Shareholder Communication with the Board of Directors

Our Board of Directors does not have an established written policy or process for security holders to send communications to the Board of Directors.  However, it has been the practice of the Company to direct any such communications to the Chairman of the Board, who would, in his or her discretion, discuss the communications with the Board at a regular Board meeting.  The Board has determined this policy and process to be satisfactory in allowing security holders to communicate directly with the Board of Directors.

The Company does not have a formal policy regarding director attendance at the Company’s Annual Meeting.  However, directors are encouraged to attend and all were in attendance at last year’s Annual Meeting.

Markets for the Registrant’s Common Stock and Related Stockholder Matters

Effective April 2, 1998, Colony Bankcorp, Inc. common stock is quoted on the NASDAQ Global Market under the symbol “CBAN”.  Prior to this date, there was no public market for the common stock of the registrant.

The following table sets forth the high, low and close sale prices per share of the common stock as reported on the NASDAQ Global Market, and the dividends declared per share for the periods indicated.

Year Ended December 31, 2014	High	Low	Close

Fourth Quarter	$8.00	$6.30	$7.88
Third Quarter	7.13	6.00	6.70
Second Quarter	6.31	5.45	6.31
First Quarter	6.50	5.90	6.13

Year Ended December 31, 2013	High	Low	Close

Fourth Quarter	$6.40	$5.81	$6.10
Third Quarter	7.47	5.85	5.85
Second Quarter	7.50	5.21	6.81
First Quarter	5.95	3.55	5.45

No cash dividends were paid on its common stock in 2014.  The Company’s board of directors suspended the payment of dividends in the third quarter of 2009.  The par value of common stock is $1 per share.

As of December 31, 2014, the Company had approximately 1,898 shareholders of record.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers and directors and persons who beneficially own more than ten percent of any class of our equity securities, as well as certain affiliates of such persons to file initial reports of ownership of any equity securities of Colony Bankcorp and subsequent reports of changes in ownership of such securities with the SEC.  Such persons also are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely on our review of the copies of such reports that we have received and written representation from such reporting persons that no other reports were required, we believe that, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our directors and executive officers were complied with in a timely manner.

Independent Public Accountants

The firm of McNair, McLemore, Middlebrooks & Co., LLC, Macon, Georgia, has served as our independent accountants each year since 1995, and we consider them to be well qualified.  Our Audit Committee has selected McNair, McLemore, Middlebrooks & Co., LLC, to serve as our independent accountants for the fiscal year ending December 31, 2014.  Representatives of that firm will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.  They will be available to answer your questions at that time.

During fiscal years 2014 and 2013, the Company retained its principal auditor, McNair, McLemore, Middlebrooks & Co., LLC, to provide services in the following categories and amounts:

	2014		2013
Audit Fees		$224,704		$209,782
Audit of Financial Statements
Reporting to Audit Committee
Review of Quarterly Financials
Attestation on Internal Controls for FDICIA
Review of SEC Filings

Audit-related Fees	$	---	$	---

Tax Fees		$19,875		$17,913
Preparation of federal and state consolidated returns
Amended returns, property tax return, local returns
Tax planning and advice
IRS Examination and Appeal
Claim for Refund

All other Fees	$	---	$	---
Miscellaneous professional services

Total		$244,579		$227,695

All non-audit services are pre-approved by the Audit Committee.

The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company’s principal accountants.

Financial Information Systems Design and Implementation Fees.  The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2014.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure.  There was no accounting or disclosure disagreement or reportable event with the current auditors that would have required the filing of a report on Form 8-K.

Proposal No. 2 – Non-Binding Advisory Vote On Executive Compensation

Section 14A(a)(1) of the Securities Exchange Act of 1934 requires the Company to permit a non-binding advisory vote (at least once every three years) on the compensation of its Named Executive Officers, as described and presented in the “Executive Compensation” section of this 2014 Proxy Statement, and the accompanying tables and narrative disclosure.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K located in the ‘Executive Compensation’ section of the 2014 Proxy Statement, and the accompanying executive compensation tables and narrative discussions is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Proposal No. 3 – Approval of Amendment To The Company’s Bylaws

On February 17, 2015, the Board of Directors unanimously voted to approve the following amendment to the Company’s bylaws:

Article II 2.2 Annual Meetings

“The annual meeting of the shareholders of the corporation shall be held on the fourth Tuesday in May of each year unless that day is a legal holiday and in that event on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.”

The current bylaws call for the annual meeting to be held on the fourth Tuesday in April.  This amendment change will allow The Company to be consistent with current Company policy that allows for timely submission of proxy materials to shareholders.

You are being asked to vote for or against the proposed amendment, or you may withhold your vote.

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Shareholder Proposals for Next Year’s Meeting

Any shareholder proposal intended to be presented at the Company’s annual meeting of shareholders to be held in 2016, including any proposal intended to be included in the Company’s proxy statement and form of proxy for that meeting, must be in writing and must be received by the Company, directed to the attention of the Corporate Secretary, not later than 5:00 p.m., Eastern Time, on December 24, 2015, which is 120 calendar days before the anniversary of the mailing date of this year’s proxy materials.  Any such proposal must comply in all respects with the Company’s bylaws and with the rules and regulations of the SEC.  Upon timely receipt of any such proposal, the Company will determine whether to include it, if requested, in its proxy statement and proxy in accordance with applicable rules and regulations governing the solicitation of proxies.

Other Matters Which May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting.  However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in Colony Bankcorp’s best interest.

Annual Reports

Upon receipt of a written request, we will furnish, without charge, any owner of common stock of the Company a copy of its annual report as filed with the Securities and Exchange Commission on form 10-K (the “10-K”) for the fiscal year ended December 31, 2014, including financial statements and the schedules thereto.  Copies of exhibits to the 10-K are also available upon specific request and payment of a reasonable charge for reproduction.  Such requests should be directed to the Secretary of the Company at the address indicated on the front of this proxy statement.

Exhibit A
COLONY BANKCORP, INC. & SUBSIDIARIES
SELECTED FINANCIAL DATA

	Year Ended December 31,
	(Dollars in Thousands, except per share data)

	2014	2013	2012	2011	2010
Selected Balance Sheet Data:
Total Assets	$1,146,898	$1,148,551	$1,139,397	$1,195,376	$1,275,658
Total Loans, Net of Unearned Interest and Fees	745,733	750,857	746,816	716,264	813,189
Total Deposits	979,303	987,529	979,685	999,985	1,059,124
Investment Securities	274,624	263,295	268,342	303,937	303,886
Federal Home Loan Bank Stock	2,831	3,164	3,364	5,398	6,064
Stockholders' Equity	99,027	89,954	95,759	96,613	92,959

Selected Income Statement Data:
Interest Income	44,762	45,186	47,289	51,793	58,738
Interest Expense	6,799	7,497	11,016	16,806	21,523

Net Interest Income	37,963	37,689	36,273	34,987	37,215
Provision for Loan Losses	1,308	4,485	6,785	8,250	13,350
Other Income	9,125	8,377	9,733	9,951	10,006
Other Expenses	34,980	34,617	35,379	33,051	33,856

Income (Loss) Before Tax	10,800	6,964	3,842	3,637	15
Income Tax Expense (Benefit)	3,268	2,335	1,201	1,104	(459)

Net Income (Loss)	7,532	4,629	2,641	2,533	474
Preferred Stock Dividends	2,689	1,509	1,435	1,400	1,400

Net Income (Loss) Available to Common Stockholders	$4,843	$3,120	$1,206	$1,133	$(926)

Weighted Average Common Shares Outstanding	8,439	8,439	8,439	8,439	8,149
Shares Outstanding	8,439	8,439	8,439	8,439	8,443
Intangible Assets	$152	$188	$224	$259	$295
Dividends Declared	--	--	--	--	--
Average Assets	1,128,052	1,118,071	1,139,814	1,205,891	1,269,607
Average Stockholders' Equity	94,751	93,358	96,541	94,737	94,452
Net Charge-offs	4,312	5,416	9,698	20,880	16,471
Reserve for Loan Losses	8,802	11,806	12,737	15,650	28,280
OREO	10,402	15,502	15,941	20,445	20,208
Nonperforming Loans	18,341	24,118	29,855	38,837	28,921
Nonperforming Assets	28,743	39,620	46,162	59,708	49,262
Average Interest-Earning Assets	1,057,608	1,048,185	1,066,333	1,132,523	1,199,216
Noninterest Bearing Deposits	128,340	115,261	123,967	94,269	102,959

COLONY BANKCORP, INC. & SUBSIDIARIES
SELECTED FINANCIAL DATA

	Year Ended December 31,
	(Dollars in Thousands, except per share data)

	2014	2013	2012	2011	2010
PER SHARE DATA: (1)
Net Income (Loss) Per Common Share (Diluted)	$0.57	$0.37	$0.14	$0.13	$(0.11)
Common Book Value Per Share	8.42	7.34	8.05	8.17	7.75
Tangible Common Book Value Per Share	8.40	7.32	8.02	8.14	7.72
Dividends Per Common Share	0.00	0.00	0.00	0.00	0.00

PROFITABILITY RATIOS:
Net Income (Loss) to Average Assets	0.43%	0.28%	0.11%	0.09%	(0.07)%
Net Income (Loss) to Average Stockholders' Equity	5.11	3.34	1.25	1.20	(0.98)
Net Interest Margin	3.60	3.61	3.41	3.11	3.12

LOAN QUALITY RATIOS:
Net Charge-offs to Total Loans	0.58%	0.72%	1.30%	2.92%	2.03%
Reserve for Loan Losses to Total Loans and OREO	1.16	1.54	1.67	2.12	3.39
Nonperforming Assets to Total Loans and OREO	3.80	5.17	6.05	8.10	5.91
Reserve for Loan Losses to Nonperforming Loans	47.99	48.95	42.66	40.30	97.78
Reserve for Loan Losses to Total Nonperforming Assets	30.62	29.80	27.59	26.21	57.41

LIQUIDITY RATIOS:
Loans to Total Deposits	76.15%	76.03%	76.23%	71.63%	76.78%
Loans to Average Earning Assets	70.51	71.63	70.04	63.24	67.81
Noninterest-Bearing Deposits to Total Deposits	13.11	11.67	12.65	9.43	9.72

CAPITAL ADEQUACY RATIOS:
Common Stockholders' Equity to Total Assets	6.20%	5.39%	5.96%	5.77%	5.13%
Total Stockholder's Equity to Total Assets	8.63	7.83	8.40	8.08	7.29
Dividend Payout Ratio	0.00	0.00	0.00	0.00	NM(1)

(1) Not meaningful due to net loss recorded.

COLONY BANKCORP, INC. AND SUBSIDIARIES
QUARTERLY RESULTS OF OPERATIONS

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
2014	($ in thousands, except per share data)
Interest Income	$11,158	$11,400	$11,251	$10,953

Interest Expense	1,655	1,662	1,723	1,759

Net Interest Income	9,503	9,738	9,528	9,194

Provision for Loan Losses	--	500	481	327

Securities Gains (Losses)	23	--	1	--

Noninterest Income	2,384	2,410	2,245	2,062

Noninterest Expense	9,289	8,534	8,291	8,866

Income (Loss) Before Income Taxes	2,621	3,114	3,002	2,063

Provision for Income Taxes (Benefits)	643	1,033	986	606

Net Income (Loss)	1,978	2,081	2,016	1,457

Preferred Stock Dividends	668	697	681	643

Net Income (Loss) Available to Common Stockholders	$1,310	$1,384	$1,335	$814

Net Income (Loss) per Common Share
Basic	$0.15	$0.16	$0.16	$0.10
Diluted	0.15	0.16	0.16	0.10

	Three Months Ended
	Dec. 31	Sept. 30	June 30	Mar. 31
2013	($ in thousands, except per share data)
Interest Income	$11,466	$11,260	$11,296	$11,164

Interest Expense	1,772	1,766	1,841	2,118

Net Interest Income	9,694	9,494	9,455	9,046

Provision for Loan Losses	285	1,500	1,200	1,500

Securities Gains (Losses)	(362)	--	6	(8)

Noninterest Income	2,380	2,109	2,034	2,218

Noninterest Expense	8,998	8,488	8,739	8,392

Income (Loss) Before Income Taxes	2,429	1,615	1,556	1,364

Provision for Income Taxes (Benefits)	803	535	570	427

Net Income (Loss)	1,626	1,080	986	937

Preferred Stock Dividends	385	379	375	370

Net Income (Loss) Available to Common Stockholders	$1,241	$701	$611	$567

Net Income (Loss) per Common Share
Basic	$0.15	$0.08	$0.07	$0.07
Diluted	0.15	0.08	0.07	0.07

Exhibit D
COLONY BANKCORP, INC. AND SUBSIDIARIES
INTEREST RATE SENSITIVITY

The following table is an analysis of the Company’s interest rate-sensitivity position at December 31, 2014.  The interest-bearing rate-sensitivity gap, which is the difference between interest-earning assets and interest-bearing liabilities by repricing period, is based upon maturity or first repricing opportunity, along with a cumulative interest rate-sensitivity gap.  It is important to note that the table indicates a position at a specific point in time and may not be reflective of positions at other times during the year or in subsequent periods.  Major changes in the gap position can be, and are, made promptly as market outlooks change.

	Assets and Liabilities Repricing Within
	3 Months or Less	4 to 12 Months		1 Year	1 to 5 Years		Over 5 Years		Total

EARNING ASSETS:
Interest-Bearing Deposits	$21,206	$	---	$21,206	$	---	$	---	$21,206
Federal Funds Sold	20,132		---	20,132		---		---	20,132
Investment Securities	501		2,203	2,704		176,052		95,868	274,624
Loans, Net of Unearned Income	172,464		166,179	338,643		352,787		54,303	745,733
Other Interest-Bearing Assets	2,830		---	2,830		---		---	2,830

Total Interest-Earning Assets	217,133		168,382	385,515		528,839		150,171	1,064,525

INTEREST-BEARING LIABILITIES:
Interest-Bearing Demand Deposits (1)	363,502		---	363,502		---		---	363,502
Savings (1)	59,215		---	59,215		---		---	59,215
Time Deposits	91,649		210,936	302,585		125,536		126	428,247
Other Borrowings (2)	5,000		---	5,000		35,000		---	40,000
Subordinated Debentures	24,229		---	24,229		---		---	24,229

Total Interest-Bearing Liabilities	543,595		210,936	754,531		160,536		126	915,193

Interest Rate-Sensitivity Gap	(326,462)		(42,554)	(369,016)		368,303		150,045	$149,332

Cumulative Interest-Sensitivity Gap	$(326,462)		$(369,016)	$(369,016)		$(713)		$149,332

Interest Rate-Sensivitiy Gap as a Percentage of Interest-Earning Assets	(30.67)%		(3.99)%	(34.66)%		34.59%		14.10%

Cumulative Interest Rate-Sensitivity as as a Percentage of Interest-Earning Assets	(30.67)%		(34.66)%	(34.66)%		(0.07)%		14.03%

(1)	Interest-bearing Demand and Savings Accounts for repricing purposes are considered to reprice within 3 months or less.
(2)	Short-term borrowings for repricing purposes are considered to reprice within 3 months or less.

April 24, 2015

Dear Shareholder:

You are invited to attend our Annual Meeting of Shareholders to be held on May 26, 2015 in Fitzgerald, Georgia at the time and place shown in the attached notice.  As we do at the meeting every year, in addition to considering the matters described in the proxy statement, we will review our 2014 business results and other matters of interest to our shareholders.

We hope that you will attend the meeting in person, but even if you plan to attend, we encourage you to please vote your shares ahead of time by using the enclosed proxy card.  This will ensure that your Colony Bankcorp, Inc. stock will be represented at the meeting.  If you attend the meeting and prefer to vote in person, you may do so.  The attached proxy statement explains more about proxy voting.  Please read it carefully.

We look forward to your participation in the annual meeting process.

Sincerely,

Edward P. Loomis, Jr.
President and
Chief Executive Officer

COLONY BANKCORP, INC.
Post Office Box 989
115 South Grant Street
Fitzgerald, Georgia 31750

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 26, 2015

To the shareholders of Colony Bankcorp, Inc.:

Notice is hereby given that the annual meeting of shareholders (the "annual meeting") of Colony Bankcorp, Inc. (the "Company") will be held at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia on Tuesday, May 26, 2015 at 2:00 p.m., local time, for the following purposes:

(1)	To elect 7 directors for a term of one (1) year;
(2)	To solicit an advisory (non-binding) vote approving the Company’s executive compensation;
(3)	To approve an amendment to the Company’s bylaws;
(4)	To transact any other business that may properly come before the annual meeting or any other adjournment or postponement thereof.

The close of business on April 15, 2015 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.

Shareholders may receive more than one proxy because of shares registered in different names or addresses. Each such proxy should be marked, dated, signed and returned. Please check to be certain of the manner in which your shares are registered - whether individually, as joint tenants, or in a representative capacity - and sign the related proxy accordingly.

A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose germane to the annual meeting, during normal business hours, for a period of at least 10 days prior to the annual meeting at the Company's corporate offices located at the address set forth above.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend, please mark, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope.  You may revoke your proxy at any time prior to its exercise by written notice to the Company prior to the meeting or by attending the meeting personally and voting.  Returning your proxy does not deprive you of your right to attend the annual meeting and vote your shares in person.

More detailed information regarding the matters to be acted upon at the special meeting is contained in the proxy statement accompanying this notice.

By Order of the Board of Directors

Edward P. Loomis, Jr.
President and
Fitzgerald, Georgia	Chief Executive Officer
April 24, 2015

COLONY BANKCORP, INC.
Post Office Box 989
115 South Grant Street
Fitzgerald, Georgia 31750

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

The undersigned hereby appoints B. Gene Waldron and Edward P. Loomis, Jr. and each of them, with full power of substitution, to represent and vote as designated herein at the annual meeting of shareholders of Colony Bankcorp, Inc. to be held Tuesday, May 26, 2015 at 2:00 p.m., local time, at Colony Bankcorp, Inc. Corporate Offices at 115 South Grant Street, Fitzgerald, Georgia and at any adjournment or postponement thereof; with all the powers (other than the power to revoke the proxy or vote in a manner not authorized by the executed form of proxy) which the undersigned would have if personally present at such meeting, to act in their discretion upon any other matter or matters which may properly be brought before the meeting, and to appear and vote all the shares of common stock which the undersigned may be entitled to vote.

PROPOSAL 1: To elect the seven nominees listed below to serve as directors for the following year:

______ FOR all nominees listed below (except	______ WITHHOLD AUTHORITY to
as marked to the contrary below).	vote for all nominees listed below.

Scott L. Downing	Mark H. Massee

M. Frederick Dwozan, Jr.	Jonathan W.R. Ross

Terry L. Hester	B. Gene Waldron

Edward P. Loomis, Jr.

INSTRUCTIONS:       To withhold authority to vote for any individual nominees, mark "FOR" above and write the names of such nominees for whom you wish to withhold authority in the space provided below:

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED “FOR” ALL NOMINEES LISTED ABOVE.

The Board of Directors recommends a vote FOR the election of the above nominees to the Board of Directors.

PROPOSAL 2: To solicit an advisory (non-binding) vote approving the Company’s executive compensation, by approving the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K located in the ‘Executive Compensation’ section of the 2014 Proxy Statement and the accompanying executive compensation tables and narrative discussions is hereby APPROVED.”

______FOR	______AGAINST	______ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED “FOR” APPROVING THE RESOLUTION SHOWN ABOVE.

The Board of Directors recommends a vote FOR  approval of the compensation for the Company’s executives.
(Continued on Reverse Side)

PROPOSAL 3: To approve the following amendment to the Company’s bylaws:

Article II, Section 2.2 – Annual Meetings

The annual meeting of the shareholders of the corporation shall be held on the fourth Tuesday in May of each year unless that day is a legal holiday and in that event on the next succeeding business day, for the purpose of electing directors and transacting any and all business that may properly come before the meeting.

______FOR	______AGAINST	______ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED “FOR” APPROVING THE AMENDMENT SHOWN ABOVE.

The Board of Directors recommends a vote FOR approval of the amendment to the Company’s articles of incorporation.

If other matters properly come before the meeting, the persons named herein as proxy shall have the discretionary authority to vote with respect to such matters after considering the recommendations of management.

The undersigned hereby acknowledges receipt of the annual report of the Company for the fiscal year ended December 31, 2014 and the notice of annual meeting and proxy statement of the Company for the above-mentioned annual meeting of shareholders.

Please sign below, date and return promptly in the enclosed, self-addressed stamped envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, limited liability company or partnership, please sign in full entity name by president or other authorized person.

DATE: ___________________________, 2015

INDIVIDUALS:	ENTITIES:
(Please Print)

Name (Please Print)	By:

Signature	Signature

Name of Joint Tenant or Tenant-In-Common,	Position
if any (Please Print)

Signature of Joint Tenant or
Tenant-In-Common, if any